UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2018, Wrap Technologies, Inc. (the “Company”) promoted and appointed Michael Rothans as the Company’s Chief Operating Officer.

Mr. Rothans first joined the Company in September 2017 as Senior Vice President of Business Development, a position that he held until his recent promotion to Chief Operating Officer. As Senior Vice President of Business Development, he was responsible for engaging larger police agencies across the United States. Prior to joining the Company, Mr. Rothans served as a police officer and executive in the Los Angeles County Sheriff’s Department for thirty-one years, where he retired as the Assistant Sheriff overseeing the department’s patrol operations in 2015. While there, he worked in all aspects of law enforcement, including custody, patrol, investigative, administrative, supervisory and management roles. In addition, he was responsible for a nearly one-billion-dollar budget and supervised over 6,000 sworn and civilian personnel. Mr. Rothans received many commendations during his career, including the Los Angeles County Sheriff’s Department Distinguished Service Award in 1997 and 2010, the Exemplary Service Award in 2001, 2005, and 2009, and, the Meritorious Service Award in 2008. In addition, as Chair of the Executive Force Review Committee responsible for reviewing all Officer Involved Shootings and significant uses of force, he developed invaluable knowledge about real world encounters between police and the public. Mr. Rothans graduated from Loyola Marymount University in 1984 with a Bachelor of Arts Degree in Political Science, immediately after which he joined the police academy.

In connection with his promotion to Chief Operating Officer, Mr. Rothans’ annual base salary was increased to $180,000 per year.

Except as disclosed herein, there are no related party transactions between the Company and Mr. Rothans that would require disclosure under Item 404(a) of Regulation S-K, nor are there any further arrangements or understandings in connection with the appointment of Mr. Rothans as Chief Operating Officer.

A copy of the press release announcing Mr. Rothans’ new appointment is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 8.01. Other Events.

See Item 5.02.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: November 13, 2018	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 12, 2018